Exhibit 99.1

B. Riley Financial Announces Share Repurchase Program and

Releases Preliminary Third Quarter 2018 Financial Results

Board of directors authorize $50 million share buyback program

Q3 2018 estimated net income of $2.8 million or $0.10 per diluted share

Q3 2018 estimated adjusted EBITDA of $21 million

LOS ANGELES, October 30, 2018 – B. Riley Financial, Inc. (NASDAQ: RILY or the “company”), a diversified financial services company which operates through several wholly-owned subsidiaries, today announced its Board of Directors has authorized a share repurchase program of up to $50 million of its outstanding common shares.

“Our share repurchase reflects confidence in our company’s performance and strong balance sheet,” said Bryant Riley, Chairman and co-Chief Executive Officer, B. Riley Financial. “We continue focusing on shareholder value and look forward to discussing the quarter in more detail during our conference call.” On March 19, 2018, the company announced that it completed the repurchase of approximately 950,000 shares of common stock in a privately-negotiated deal.

B. Riley Financial also released certain preliminary financial results for the third quarter ended September 30, 2018. Based on unaudited information, the company expects to report revenues of $99.7 million for the third quarter of 2018, compared to $92.4 million for the third quarter of 2017. Net income totaled $2.8 million or $0.10 per diluted share for the third quarter of 2018, compared to $0.4 million or $0.01 per diluted share for the same year-ago period.

Adjusted EBITDA for the third quarter of 2018 totaled $21.0 million compared to adjusted EBITDA of $15.8 million for the same year ago period. Adjusted EBITDA includes earnings before interest expense, interest income, provision for income taxes, depreciation and amortization, share-based payments, fair value adjustments, insurance settlement recovery, transactions-related costs, and restructuring costs. (See “Note Regarding Use of Non-GAAP Financial Measures” below for further discussion of this non-GAAP term.)

Preliminary results for the nine months ended September 30, 2018 include revenues of $321.0 million compared to $212.0 million for the nine months ended September 30, 2017. Adjusted EBITDA totaled $78.4 million for the nine months ended September 30, 2018 compared to adjusted EBITDA of $48.4 million for the same year ago period. Estimated net income totaled $24.3 million or $0.91 per diluted share for the first nine months of 2018 compared to net income of $17.7 million or $0.76 per diluted share for the nine months ended September 30, 2017.

B. Riley Financial plans to report complete financial results prior to the company’s earnings call on Monday, November 5, 2018 at 4:30 p.m. ET (1:30 p.m. PT). The conference call will be broadcast simultaneously and available for replay via the investor section of the company's website.

The share repurchases may be effected on the open market at prevailing market prices from time to time as market conditions warrant, or in privately negotiated transactions. All purchases will be implemented in accordance with the company's securities trading policy and applicable requirements of Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended, or other legally permissible ways in accordance with applicable rules and regulations.

For more information, visit www.brileyfin.com.

About B. Riley Financial, Inc. (NASDAQ:RILY)

B. Riley Financial provides collaborative financial services and solutions tailored to fit the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company operates through several wholly-owned subsidiaries, including B. Riley FBR, a full-service investment bank and institutional brokerage; Great American Group, a leading provider of asset disposition, appraisal, corporate advisory and valuation services; GlassRatner, a specialty financial advisory services and consulting firm; B. Riley Wealth Management, B. Riley Asset Management and B. Riley Alternatives, which offer investment management to institutional and high net worth investors; Great American Capital Partners, which originates and underwrites senior secured loans for asset-rich companies; and B. Riley Principal Investments, which invests in or acquires companies and assets with attractive return profiles.

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Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, you can identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” “will,” “would” or the negative of these terms or other comparable terminology. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Factors that could cause actual results to differ include (without limitation) the risk that our final results could differ materially from the preliminary results included in this release; and those risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Additional information is also set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted net income and adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the company's available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for or benefit from income taxes, depreciation, amortization, transaction expenses, restructuring costs, and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies.

Contacts:

Investor Contact	Media Contact
Investor Relations	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(310) 966-1444	(646) 885-5425

Preliminary Third Quarter 2018 Financial Results

B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

Adjusted EBITDA Reconciliation
(Unaudited)
(Dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income attributable to B. Riley Financial, Inc.	$2.8	$0.4	$24.3	$17.7

Adjustments:
Provision for (benefit from) income taxes	2.0	(1.4)	8.4	(7.8)
Interest expense	9.3	2.5	23.9	5.2
Interest income	(0.4)	(0.1)	(0.7)	(0.4)
Share based payments	3.1	2.8	8.3	5.3
Depreciation and amortization	3.1	3.4	9.8	7.7
Restructuring costs	0.4	4.9	2.2	11.5
Transactions related costs	0.7	0.5	2.2	6.2
Fair value adjustment	—	2.8	—	9.0
Insurance settlement recovery	—	—	—	(6.0)

Total EBITDA adjustments	18.2	15.4	54.1	30.7

Adjusted EBITDA	$21.0	$15.8	$78.4	$48.4